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                                                                     Exhibit 1.1


                                4,000,000 SHARES

                             NETSCOUT SYSTEMS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                        __, 1999


DEUTSCHE BANC ALEX. BROWN
BEAR, STEARNS & CO. INC.
DAIN RAUSCHER WESSELS
  As Representatives of the Several Underwriters,
    c/o Deutsche Banc Alex. Brown
         101 Federal Street, 15th Floor
         Boston, Massachusetts  02110

Dear Sirs:

         1. INTRODUCTORY. NetScout Systems, Inc., a Delaware corporation ("COMPANY"), proposes to issue and sell 4,000,000 shares of its common stock, $.001 par value per share ("SECURITIES") (such shares of Securities being hereinafter referred to as the "FIRM SECURITIES"). The stockholders listed in Schedule A hereto (the "Selling Stockholders") also propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 600,000 additional outstanding shares of the Company's Securities, as set forth below (such 600,000 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule B hereto ("UNDERWRITERS") as follows:

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company and Narendra Popat (the "Principal Selling Stockholder"), jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

              (i) A registration statement (No. 333-76843) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT")


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         relating to the Offered Securities may have been filed with the
         Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

              (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any


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         untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) hereof.

              (iii) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; the merger of Frontier Software Development, Inc., a Massachusetts corporation, into the Company was duly and validly consummated; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries, taken as whole ("MATERIAL ADVERSE EFFECT").

              (iv) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification and the failure to be so qualified would have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

              (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and when the Offered Securities have been delivered and paid for in accordance with this Agreement on


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         each Closing Date (as defined below) will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and neither the stockholders of the Company nor any other person has any preemptive rights with respect to the Offered Securities that have not been waived. The information set forth under the caption "Capitalization" in the Prospectus is true and correct. There are no outstanding options, warrants or other rights (that have not been waived) granted to or by the Company to purchase Offered Securities or other securities of the Company other than (i) as described in the Prospectus or (ii) options to purchase up to 175,000 shares of Common Stock granted by the Company to employees and consultants in the ordinary course of business consistent with past practice.

              (vi) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

              (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

              (viii) The Securities have been approved for listing, subject to notice of issuance, on the Nasdaq Stock Market's National Market.

              (ix) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state securities laws.

              (x) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and that is material to the Company and its subsidiaries, taken as a whole, or
         (iii) the charter or by-laws of the Company or any such subsidiary; and the Company has full power and authority to authorize, issue and sell the Securities to be sold by the Company as contemplated by this Agreement.

              (xi) This Agreement has been duly authorized, executed and delivered by the Company.

              (xii) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them which are material to the business of the Company and its subsidiaries, taken as a whole, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.


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              (xiii) The Company and its subsidiaries possess adequate
         certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

              (xiv) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

              (xv) Except as disclosed in the Prospectus, (i) the Company and each of its subsidiaries have the right to use all trademarks, trade names, trade secrets, servicemarks, inventions, patent rights, mask works, copyrights, licenses, software code, audiovisual works, formats, algorithms and underlying data required to operate its business as presently being conducted and proposed to be conducted as described in the Prospectus, (ii) the Company and each of its subsidiaries have all required approvals and governmental authorizations now used in, or which are necessary for fulfillment of their respective obligations or the conduct of, their respective businesses as now conducted or proposed to be conducted as described in the Prospectus, except where the failure to have such approvals or authorizations do not have a Material Adverse Effect and (iii) neither the Company nor any of its subsidiaries is knowingly infringing any trademark, trade name rights, patent rights, mask works, copyrights, licenses, trade secret, servicemarks or other similar rights of others, and there is no claim being made against the Company or any of its subsidiaries regarding trademark, trade name, patent, mask work, copyright, license, trade secret or other infringement or assertion of intellectual property rights which could have a Material Adverse Effect. The Company has agreements in place with each employee, consultant or other person or party engaged by the Company or any subsidiary providing for the assignment to the Company or any of its subsidiaries, as the case may be, of all intellectual property and exploitation rights in the work performed and the protection of the trade secrets and confidential information of the Company, each of its subsidiaries and of third parties which have been developed by such person for or on behalf of the Company or any of its subsidiaries. The description of the Company's Year 2000 readiness under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness Disclosure" in the Prospectus is accurate and complete in all material respects.

              (xvi) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is knowingly in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or knowingly operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

              (xvii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, except as disclosed in the Prospectus, no


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         such actions, suits or proceedings have been threatened or, to the
         Company's knowledge, are contemplated.

              (xviii) The financial statements included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

              (xix) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (xx) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

              (xxi) The Company and each of its subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and the Company and each of its subsidiaries has paid all material taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Registration Statement or the Prospectus.

              (xxii) PricewaterhouseCoopers, LLP, who have audited the financial statements filed with the Commission as part of each Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management's general or specific authorization.

              (xxiii) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries.

              (xxiv) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974,


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         as amended, including the regulations thereunder ("ERISA"); no
         "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations thereunder ("CODE"); and each "pension plan" for which the Company and each of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

              (xxv) Except as set forth in each Registration Statement and the Prospectus, there are no agreements, claims, payments, issuances, arrangements or understandings, whether oral or written, for services in the nature of finder's, consulting or origination fees with respect to the sale of the Offered Securities or any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, subsidiaries or affiliates that may affect the Underwriters' compensation as determined by the National Association of Securities Dealers, Inc. (the "NASD").

              (xxvi) Except as set forth in each Registration Statement and the Prospectus and as is required to be disclosed in each Registration Statement and the Prospectus, no officer, director or shareholder of the Company or any "affiliate" or "associate" (as these terms are defined in Rule 405 under the Act) of any of the foregoing persons or entities has or has had, either directly or indirectly (i) an interest in any person or entity that (x) furnishes or sells services or products which are furnished or sold or that are proposed to be furnished or sold by the Company, or (y) purchases from or sells or furnishes to the Company any goods or services, or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected. Except as set forth in each Registration Statement and the Prospectus under the caption "Certain Transactions", "Management", "Description of Capital Stock" and Item 16, Exhibits and Financial Statement Schedules and as is required to be disclosed in each Registration Statement and Prospectus, there are no existing or proposed agreements, arrangements, understandings or transactions, between or among the Company and any officer, director, principal shareholder of the Company or any partner, affiliate or associate of any of the foregoing persons or entities.

              (xxvii) The minute books of the Company made available to the Underwriters contain a complete summary of all meetings and actions of the directors and stockholders of the Company (including its predecessor Massachusetts corporation) since the time of its incorporation and reflect accurately and fairly in all respects all transactions referred to in such minutes.

         (b) Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the several Underwriters that:

              (i) Such Selling Stockholder has and on each Closing Date hereinafter mentioned will have good, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire good, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.


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              (ii) Such Selling Stockholder has duly authorized (if applicable), executed and delivered, in the form heretofore furnished to the Representatives, an irrevocable Power of Attorney (the "Power of Attorney") appointing Anil K. Singhal, Narendra Popat and Charles W. Tillett as attorneys-in-fact (collectively, the "Attorneys" and individually, an "Attorney") and a Custody Agreement (the "Custody Agreement") with NetScout Systems, Inc., as custodian (the
         "Custodian"); each of the Power of Attorney and the Custody Agreement constitutes a valid and binding agreement on the part of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Stockholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and such certificates as the Representatives shall reasonably request at the Closing on behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder, to authorize the delivery of the Offered Securities to be sold by such Selling Stockholder under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

              (iii) All consents, approvals, authorizations and orders required for the execution and delivery by such Selling Stockholder of the Power of Attorney and the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Offered Securities to be sold by such Selling Stockholder under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission) the issuance of the order of the Commission declaring the Registration Statement effective and such filings required under Rule 424(b) promulgated under the Securities Act and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement and such Power of Attorney and Custody Agreement, and to sell, assign, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement.

              (iv) Certificates in negotiable form for all Securities to be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

              (v) This Agreement has been duly authorized by each Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of or constitute a default under any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder, or any Offered Securities to be sold by such Selling Stockholder hereunder, may be bound or, to the best of such Selling Stockholders'

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         knowledge, result in any violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or over the properties of such Selling Stockholder, or, if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

              (vi) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities.

              (vii) Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities.

              (viii) Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Securities that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to participate in the offering made by the Prospectus, other than such rights of participation as have been satisfied by the participation of such Selling Stockholder in the transactions to which this Agreement relates in accordance with the terms of this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have, or has waived prior to the date hereof, any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus or those issued pursuant to the Company's option plans described in the Prospectus.

              (ix) The information regarding such Selling Stockholder under the caption "Principal and Selling Stockholders" and "Certain Transactions" in the Registration Statement is true and correct in all material respects.

              (x) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         In addition, each Selling Stockholder, other than Greylock Equity Limited Partnership ("Greylock"), severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that, without having undertaken to determine independently the accuracy or completeness of the information contained in the Registration Statement, such Selling Stockholder has reviewed the Registration Statement and Prospectus and nothing has come to the attention of such Selling Stockholder that would lead such Selling Stockholder to believe that either (A) on the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, or (B) on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Optional Securities are to be purchased will not, contain any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to
purchase from the Company at a purchase price of $       per share, that
number of Firm Securities set forth opposite the name of such Underwriter in Schedule B.

         Certificates in negotiable form for the Offered Securities to be sold by the Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under Custody Agreements made with NetScout Systems, Inc., as custodian ("CUSTODIAN"). Each Selling Stockholder agrees that the shares represented by the certificates held in custody for the Selling Stockholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Company will deliver the Firm Securities to the Representatives for the accounts of the Underwriters, at the office of Testa, Hurwitz & Thibeault, LLP, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank designated by the Company drawn to the order of NetScout Systems, Inc.,
at 9:30 A.M., New York time, on August   , 1999, or at such other time not
later than seven full business days thereafter as Deutsche Banc Alex. Brown ("DEUTSCHE BANC") and the Company determine, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as Deutsche Banc requests and will be made available for checking and packaging at such location as Deutsche Banc shall reasonably request at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from Deutsche Banc given to the Company and the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Offered Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule A hereto under the caption "Number of Optional Securities to be Sold" and the denominator of which is the total number of Optional Securities (subject to adjustment by Deutsche Banc to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by Deutsche Banc to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Deutsche Banc to the Company and the Selling Stockholders.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each

Optional Closing Date, if applicable, being sometimes referred to as a "CLOSING DATE"), shall be determined by Deutsche Banc but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company and the Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, at the office of Testa, Hurwitz & Thibeault, LLP, against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank designated by the Custodian drawn to the order of the Custodian, for the account of the Selling Stockholders, in the case of the Optional Securities sold by the Selling Stockholders. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as Deutsche Banc requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at such location as Deutsche Banc shall reasonably request at a reasonable time in advance of such Optional Closing Date.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

         5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. The Company agrees and each of the Selling Stockholders (with respect to subparagraphs (i) and (j) below) agrees with the several Underwriters that:

              (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Deutsche Banc, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

         The Company will advise Deutsche Banc promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Deutsche Banc.

              (b) The Company will advise Deutsche Banc promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without Deutsche Banc's consent, which consent shall not be unreasonably withheld; and the Company will also advise Deutsche Banc promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

              (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify Deutsche Banc of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Deutsche Banc's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

              (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

              (e) The Company will furnish to the Representatives copies of each Registration Statement (one of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as Deutsche Banc requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

              (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Deutsche Banc designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obliged to file any general consent to service of process or to qualify as a foreign corporation or as a securities dealer in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as Deutsche Banc may reasonably request.

              (h) For a period of 180 days after the Effective Date, the Company will not offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose of or transfer, directly or indirectly, or file with the Commission a registration statement (other than a Registration Statement on Form S-8) under the Act relating to, any additional shares of its securities or securities convertible into or exchangeable or exercisable for any shares of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of Deutsche Banc, except for the sale by the Company of the Offered Securities to the Underwriters, the issuances of securities pursuant to the conversion of convertible securities or the exercise of warrants or options, in each case outstanding on the date hereof, or grants of director, consultant and employee stock options or stock pursuant to the terms of a plan in effect on the Closing Date and described in the Prospectus, or issuances of securities pursuant to the exercise of such options.

              (i) The Company and each Selling Stockholder agree with the several Underwriters that the Company and such Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and such Selling Stockholder, as the case may be, under this Agreement, including, without limitation, for any filing fees and other expenses (including reasonable fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Deutsche Banc designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, for any transfer taxes on the sale by the Selling Stockholders of the Offered Securities to the Underwriters and for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Notwithstanding the provisions of the foregoing paragraph, each Selling Stockholder shall be responsible for his, her or its own transfer taxes.

              (j) Each Selling Stockholder agrees to deliver to Deutsche Banc, attention: Transactions Advisory Group on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

              (a) The Representatives shall have received from PricewaterhouseCoopers, LLP a letter dated the date hereof and each Closing Date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain information contained in each Registration Statement and the Prospectus.

              In the event that the letters referred to above set forth any changes in capital stock, increases in short-term or long-term debt or decreases in net current assets, net assets, revenues, net income or net income per share as reflected on the most recently available financial statements not included in the Prospectus as compared to the corresponding date or period of the prior year and as compared to the most recent date and the most recent period of corresponding length included in the financial statements included in the Prospectus, it shall be a further condition to the obligations of the Underwriters that (i) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary, and (ii) such changes, decreases or increases do not, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the Offered Securities as contemplated by such Registration Statement, as amended as of the date hereof.

              (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by Deutsche Banc. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by Deutsche Banc. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
         Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

              (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

              (d) The Representatives shall have received an opinion, dated such Closing Date, of Testa, Hurwitz & Thibeault, LLP, counsel for the Company, to the effect that:

                  (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the merger of Frontier Software Development, Inc., a Massachusetts corporation, into the Company was duly and validly consummated; and the Company is duly qualified to do business as a foreign corporation in Massachusetts, Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Maryland, Michigan, Minnesota, New Hampshire, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, Texas, Virginia, and Washington;

                  (ii) The Offered Securities delivered on such Closing Date and all other outstanding shares of the Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform in all material respects to the description thereof contained in the Prospectus; the Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus as of the date specified therein; the certificates for the Offered Securities, assuming they are in the form filed with the Commission, are in due and proper form; and no stockholder of the Company or any other person has any preemptive rights with respect to the Offered Securities pursuant to the Delaware General Corporation Law, the Company's Certificate of Incorporation, By-laws, or to such counsel's knowledge, any agreement with the Company that have not been waived;

                  (iii) Except as described in or contemplated by the
              Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or other securities obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such capital stock;

                  (iv) Except as disclosed in the Prospectus, there are no
              contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act which have not been waived;

                  (v) The Company is not and, after giving effect to the
              offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                  (vi) No consent, approval, authorization or order of, or
              filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or the Custody Agreement in connection with the issuance or sale of the Offered Securities, except such as have been obtained and made under the Act (except that such counsel need express no opinion as to state securities laws);

                  (vii) The execution, delivery and performance of this
              Agreement or the Custody Agreement and the consummation of the transactions herein or therein contemplated will not result in (a) a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any U.S. subsidiary of the Company or any of their properties (except that such counsel need express no opinion as to state securities laws), or any agreement or instrument listed in the exhibit index to the Registration Statement to which the Company or any such U.S. subsidiary is a party or by which the Company or any such U.S. subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (b) a breach or violation of the charter or by-laws of the Company or any such U.S. subsidiary; and the Company has the corporate power and authority to authorize issue and sell the securities to be sold by the Company as contemplated by this Agreement;

                  (viii) The Initial Registration Statement was declared
              effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel after due inquiry, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the descriptions in the Registration Statements and Prospectus of United States statutes, legal and governmental proceedings and contracts and other documents are accurate in all material respects and fairly present the information required to be shown; it being understood that such counsel need express no opinion as to the financial statements or schedules or other financial data contained in the Registration Statements or the Prospectus;

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company;

                  (x) All of the Offered Securities have been duly authorized for quotation on the Nasdaq National Market, subject to official notice of issuance; and

                  (xi) Such counsel does not know of any legal or governmental proceedings or investigations pending or threatened to which the Company or any of its U.S. subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are required to be described in any Registration Statement or the Prospectus and are not described therein or any statutes, regulations, contracts or other documents that are required to be described in any Registration Statement or the Prospectus or to be filed as exhibits to any Registration Statement that are not described therein or filed as required.

                  With respect to subparagraph (viii) of paragraph (d) above,
              Testa, Hurwitz & Thibeault, LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification.

              (e) The Representatives shall have received an opinion, dated any such Optional Closing Date, of Testa, Hurwitz & Thibeault, LLP, counsel for the Selling Stockholders who are natural persons (the "Individual Selling Stockholders"), to the effect that:

                  (i) Upon the Underwriters obtaining control of the Offered
              Securities to be sold by the Individual Selling Stockholders, and assuming that the Underwriters acquired such Offered Securities for value and without notice of any adverse claim to such Offered Securities within the meaning of Section 8-102 of the Uniform Commercial Code as in effect in the

              Commonwealth of Massachusetts, the Underwriters will have acquired all rights of the Individual Selling Stockholders in such Offered Securities free of any adverse claim;

                  (ii) No consent, approval, authorization or order of, or
              filing with, any governmental agency or body or any court is required to be obtained or made by any Individual Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by the Individual Selling Stockholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iii) The execution, delivery and performance of the Custody
              Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Individual Selling Stockholder or any of their properties;

                  (iv) The Power of Attorney and related Custody Agreement with respect to each Individual Selling Stockholder has been duly authorized, executed and delivered by such Individual Selling Stockholder and constitute valid and legally binding obligations of each such Individual Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (v) This Agreement has been duly executed and delivered by each Individual Selling Stockholder.

              (e) The Representatives shall have received an opinion, dated any such Optional Closing Date, of Goodwin, Procter & Hoar, LLP, counsel for the TA Entities (as defined in the Prospectus) and of Hale and Dorr LLP, special counsel to Greylock, to the effect that:

                  (i) To such counsel's knowledge, each of the TA Entities or
              Greylock, as the case may be, had valid and unencumbered title to the Offered Securities delivered by such Selling Stockholder on such Closing Date and had full right, power and authority to sell, assign, transfer and deliver the Offered Securities delivered by such Individual Selling Stockholder on such Closing Date hereunder; and upon delivery to the Underwriters of a certificate or certificates for the Offered Securities that are being sold by each Selling Stockholder under this Agreement and payment for such Offered Securities by the Underwriters, each Underwriter will acquire all of the rights of such Selling Stockholder in such Offered Securities, and each Underwriter will also acquire each of the Offered Securities free of any "adverse claim" (within the meaning of Section 8-102 of the Uniform Commercial Code);

                  (ii) No consent, approval, authorization or order of, or
              filing with, any governmental agency or body or any court is required to be obtained or made by any TA Entity or Greylock, as the case may be, for the consummation of the transactions contemplated by the Custody Agreement or this Agreement in connection with the sale of the Offered Securities sold by the TA Entities or Greylock, as the case may be, except such as have been obtained and made under the Act and such as may be required under state securities laws;

                  (iii) The execution, delivery and performance of the Custody
              Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any TA Entity or Greylock, as the case may be, or any of their properties or any agreement or instrument to which any TA Entity or Greylock, as the case may be, is a party or by which any TA Entity or Greylock, as the case may be, is bound or to which any of the properties of any TA Entity or Greylock, as the case may be, is subject and as set forth on EXHIBIT A attached to such counsel's opinion;

                  (iv) The Power of Attorney and related Custody Agreement with respect to each TA Entity or Greylock, as the case may be, has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of each such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (v) This Agreement has been duly authorized, executed and
              delivered by each such Selling Stockholder.

              (g) The Representatives shall have received from Hale and Dorr LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hale and Dorr LLP may rely as to the incorporation of the Company upon the opinion of Testa, Hurwitz & Thibeault, LLP.

              (h) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

              (i) The Representatives shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers, LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

              (j) The Representatives shall have received from all officers and directors of the Company and holders of Common Stock, securities convertible into Common Stock and options to purchase Common Stock (representing an aggregate of at least 95% of the Common Stock, on an as-converted, fully-diluted basis) an agreement ("LOCK-UP AGREEMENT") dated on or before the date of this Agreement to the effect that, for a period of 180 days after the Effective Date, such person will not, except as otherwise provided in the Lock-Up Agreement without the prior written consent of Deutsche Banc, offer, sell, contract to sell, grant any option to purchase, pledge or otherwise dispose of or transfer, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities.

              If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the First Closing Date and each Optional Closing Date.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. Deutsche Banc may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an optional Closing Date or otherwise.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) Subject to Section 7(h), the Company and the Principal Selling Stockholder, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company and the Principal Selling Stockholder contained in Section 2(a), (ii) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will be liable only for the fees of one counsel for all of the Underwriters and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection
(c) below; PROVIDED, FURTHER HOWEVER, that this indemnification provision with respect to any Registration Statement or preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b) Each Selling Stockholder severally and not jointly will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement or covenant of such Selling Stockholder contained herein, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Stockholders will be liable only for the fees of one counsel for all of the Underwriters and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; PROVIDED, FURTHER HOWEVER, that this indemnification provision with respect to any Registration Statement or preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists only of the following information in the Prospectus furnished on behalf of each
Underwriter: (i) the table under the first paragraph under the caption "Underwriting", (ii) the concession and reallowance figures appearing in the fifth paragraph under the caption "Underwriting" and (iii) the information contained in the sixth and thirteenth paragraphs under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above (except to the extent that such liability was directly caused by such lack of notice). In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party or parties reasonably determines that there may be a conflict between the positions of the indemnifying party or parties and the indemnified party or parties in conducting the defense of such action or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the indemnifying party or parties shall bear the legal or other expenses incurred in connection with the conduct of such defense. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of an indemnified party. The indemnifying party or parties shall not be responsible and shall have no liability under this Section for any settlement effected by the indemnified party without the indemnifying parties' consent.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal expenses of one counsel to the Company and the Selling Stockholders as a group on the one hand and the Underwriters as a group on the other hand, as the case may be, or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or the Selling Stockholders, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act.

         (g) The liability of each Selling Stockholder (including the Principal Selling Stockholder) for breach of any representation, warranty, agreement or covenant of this Agreement and under the indemnification and contribution provisions under this Section 7 shall not exceed the lesser of (i) that percentage of the total amount of such losses, claims, damages or liabilities indemnified against which equals the percentage obtained by dividing the total number of shares of the Offered Securities sold by such Selling Stockholder hereunder by the total number of shares of the Offered Securities sold hereunder, or (ii) the net proceeds received by such Selling Stockholder from the Underwriters in the offering. Except in the case of claims based on fraud or seeking equitable relief, the sole and exclusive remedy for breach of any representation, warranty, agreement or covenant of this Agreement shall be limited to the indemnification and contribution provisions of this Section 7. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of liability for which they shall each be responsible.

         (h) In the event that any Underwriter is entitled to indemnification or contribution from the Company or the Principal Selling Stockholder under Section 7(a), such Underwriter shall first obtain recovery, to the extent recoverable, against the Company for such indemnification or contribution prior to taking any action against the Principal Selling Stockholder under Section 7(a); PROVIDED, that such Underwriter shall not be required to delay acting against the Principal Selling Stockholder if such delay would materially prejudice such Underwriter's rights under this Agreement.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Deutsche Banc may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Deutsche Banc, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered

Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives c/o Deutsche Banc Alex. Brown, 101 Federal Street, 15th Floor, Boston, Massachusetts, 02110, Attention: Investment Banking Department, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at NetScout Systems, Inc., 4 Technology Park Drive, Westford, MA 01886, Attention: President, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Anil K. Singhal, Narendra Popat and Charles W. Tillett at c/o NetScout Systems, Inc., 4 Technology Park Drive, Westford, MA, 01886; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. REPRESENTATION. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by Deutsche Banc will be binding upon all the Underwriters. Anil K. Singhal, Narendra Popat and Charles W. Tillett will act for the Selling Stockholders in connection with such transactions, and any action under or in respect of this Agreement taken by Anil K. Singhal, Narendra Popat and Charles W. Tillett will be binding upon all the Selling Stockholders.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholder[s], the Company and the several Underwriters in accordance with its terms.


                               Very truly yours,


                                        --------------------------------------
                                        [INSERT NAMES OF SELLING STOCKHOLDERS]


                                        --------------------------------------


                                        NETSCOUT SYSTEMS, INC.

                                        By
                                           -----------------------------------
                                          [INSERT TITLE]


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

         DEUTSCHE BANC ALEX. BROWN
         BEAR, STEARNS & CO. INC.
         DAIN RAUSCHER WESSELS

         Acting on behalf of themselves and as the Representatives of the several
              Underwriters.


         By  DEUTSCHE BANC ALEX. BROWN
             -------------------------


         By
             -------------------------
               [INSERT TITLE]

                                   SCHEDULE A



                                                                 NUMBER OF
                                                                 OPTIONAL
                                                               SECURITIES TO
                 SELLING STOCKHOLDER                              BE SOLD
                 -------------------                           -------------











                                                               -------------
    Total ....................................................    600,000
                                                               -------------
                                                               -------------


                                   SCHEDULE B



                                                                NUMBER OF
                                                             FIRM SECURITIES
         UNDERWRITER                                         TO BE PURCHASED
         -----------                                         ---------------


Deutsche Banc Alex. Brown ...............................
Bear, Stearns & Co. Inc. ................................
Dain Raucher Wessels ....................................








                                                             ---------------
    Total ...............................................       4,000,000
                                                             ---------------
                                                             ---------------
